                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF WORLDQUEST NETWORKS, INC.

                                                        State of Incorporation
Name                             Percentage Ownership   or Organization
-------------------------------  ---------------------  ----------------------
Joint Venture with BDC, LLC               60%           Texas
Red de Busqueda Mundial, S.A.             90%           Costa Rica
     (inactive)